Information Regarding the Registered Office and the Board of Directors
Information concernant le siège social et le conseil d'administration

(To be filed with Articles of Incorporation, Amalgamation and Continuance)
(À être utilisé pour une nouvelle constitution en société par actions, une fusion ou une prorogation)

(Sections 19, 106 and 113(1) of the CBCA - articles 19 et 106 et paragraphe 113(1) de la LCSA)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1 Corporation name - Dénomination sociale de la société
6600964 CANADA INC.

Corporation No. - N° de la société
660096-4

2 Address of registered office (must be a street address):
Adresse du siège social (doit être une adresse municipale):

Attention Of - À l'attention de

Number and Street Name - Numéro et nom de la rue	City - Ville	Prov./Terr.	Postal Code - Code Postal
181 BAY STREET, BCE PLACE, SUITE 2500	TORONTO	ON	M5J 2T7

3 Mailing address (if different from the registered office):
Adresse postale (si elle est différente de l'adresse du siège social):

Attention Of - À l'attention de

Number and Street Name - Numéro et nom de la rue	City - Ville	Prov./Terr.	Postal Code - Code Postal
181 BAY STREET, BCE PLACE, SUITE 2500	TORONTO	ON	M5J 2T7

4 Members of the board of directors:
Membres du conseil d'administration:

Name - Nom	Residential Address - Adresse domiciliaire	Canadian Resident (Y/N) Résident canadien (O/N)
GERALD SYLVAIN PANNETON	1677 VAUGHAN DRIVE , CALEDON, ON, Canada, L7K 1C4	Y

5 Declaration - Déclaration:
I hereby certify that I have the relevant knowledge of the corporation, and that I am authorized to sign and submit this form.
J'atteste par la présente que je possède une connaissance suffisante de la société et que je suis autorisé à signer et à soumettre le présent formulaire.

Print Name - Nom en lettres moulées
GERALD PANNETON

Telephone number - Numéro de téléphone
(416)360-8600 x4151

Signature

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the *CBCA*).
Nota: Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la *LCSA*).

Industry Canada | Industrie Canada

Corporations Canada
9th floor
Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage
Tour Jean Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

July 20, 2006 / le 20 juillet 2006

Your file - Votre référence

JOHN KROUPIS
(416)360-8600 x2329
(416)365-1719
jkroupis@langmichener.ca

Our file - Notre référence
660096-4

Re - Objet: **6600964 CANADA INC.**

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the *Monthly Transactions* .

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

We trust this is to your satisfaction.

Vous trouverez ci-inclus le document émis dans l'affaire précitée.

Un avis de l'émission de documents en vertu de la LCSA sera publié dans les Transactions mensuelles.

S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ :

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

Nous espérons le tout à votre satisfaction.

Email: corporations.efiling@ ic.gc.ca
Internet: http://corporationscanada.ic.gc.ca

For the Director General, Corporations Canada

pour le Directeur général, Corporations Canada

Canada

Ontario

Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises

Companies and Personal Property Security Branch
393 University Ave, Suite 200
Toronto ON M5G 2M2

Direction des compagnies et des sûretés mobilières
393, av. University, bureau 200
Toronto ON M5G 2M2

INITIAL RETURN/ RAPPORT INITIAL

Corporations Information Act/
Loi sur les renseignements exigés des personnes morales

FORM 2 - EXTRA PROVINCIAL CORPORATIONS/
FORMULE 2 - PERSONNES MORALES EXTRA-PROVINCIALES

For Ministry Use Only / À l'usage du ministère seulement	2. **Ontario Corporation Number / Numéro matricule de la personne morale en Ontario**	3. **Date of Incorporation / Date de constitution**	1. Initial Return / Rapport initial
		2006-07-19	**Business Corporations/ Société par actions** [X]

4. **Corporation Name Including Punctuation/Raison sociale de la personne morale, y compris la ponctuation**
6600964 CANADA INC.

For Ministry Use Only / À l'usage du ministère seulement

5. **Address of Registered or Head Office/Adresse du siège social**
2500-181 BAY STREET, BCE PLACE
TORONTO, ONTARIO
CANADA M5J 2T7

For Ministry Use Only / À l'usage du ministère seulement

6. **Address of Principal Office in Ontario/Adresse du bureau principal en Ontario**
2500-181 BAY STREET, BCE PLACE
TORONTO, ONTARIO
CANADA M5J 2T7

[ ] Not Applicable/Ne s'applique pas

7. **Language of Preference/Langue préférée** [X] English/Anglais [ ] French/Français

8. **Former Corporation Name/Raison sociale antérieure de la personne morale** [X] Not Applicable/Ne s'applique pas

9. **Date commenced business activity in Ontario/Date de début des activités en Ontario** 2006-07-19

10. **Date ceased carrying on business activity in Ontario/Date de cessation des activités en Ontario** [X] Not Applicable/Ne s'applique pas

11. **Jurisdiction of Incorporation/Amalgamation or Continuation/Ressort de constitution/de fusion ou prorogation** [X] Canada/Canada

12. **Name and Office Address of the Chief Officer/Manager in Ontario/Nom et adresse du bureau du directeur général/gérant en Ontario**
[X] Not Applicable/Ne s'applique pas

Date Effective/Date d'entrée en vigueur

13. **Name and Office Address of Agent for Service in Ontario/Nom et adresse du bureau du mandataire aux fins de signification en Ontario**
[X] Not Applicable/Ne s'applique pas

14. **Name/Nom**
EMMA RITCHIE

Person authorizing filing/Personne qui autorise l'enregistrement
OTHER

NOTE/ Sections 13 and 14 of the **Corporation Information Act** provide penalties for making false or misleading statements or omissions.
REMARQUE: Les articles 13 et 14 de la **Loi sur les renseignement exigés des personnes morales** prévoient des peines en cas de déclaration fausse ou trompeuse, ou d'omission.

This information is being collected under the authority of The Corporations Information Act for the purpose of maintaining a public data base of corporate information.
La Loi sur les renseignements exigés des personnes morales autorise la collecte de ces renseignements pour constituer une banque de données accessible au public.

Industry Canada Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

6600964 CANADA INC.

Name of corporation-Dénomination de la société

660096-4

Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the *Canada Business Corporations Act.*

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la *Loi canadienne sur les sociétés par actions.*

Richard G. Shaw
Director - Directeur

July 19, 2006 / le 19 juillet 2006

Date of Incorporation - Date de constitution

Canada